Exhibit 99.1

WILD ANIMAL SAFARI® PINE MOUNTAIN PREPARING TO REOPEN IN EARLY APRIL

Cleanup and rebuild efforts underway at Wild Animal Safari following the devastating tornado and subsequent rain and flooding; reopening in early April, families can travel down the park’s 3.5 mile Drive-Thru Safari

For Immediate Release

PINE MOUNTAIN, Georgia (MARCH 30, 2023) – Wild Animal Safari®, Pine Mountain, a wholly owned subsidiary of Parks! America, Inc., (together the “Company”) is preparing to welcome visitors back to the park, following extensive damage caused by recent, severe weather including multiple tornados which directly impacted the property. The Company is working diligently with local partners to address the extensive damage and expects to reopen the park’s 3.5 mile Drive-Thru Safari area in early April.

A preliminary assessment of the park has determined in excess of 3,000 trees were uprooted or destroyed, causing catastrophic damage to numerous buildings and animal habitats. While most of the property was impacted by storm damage, the walk-about section was hit particularly hard and will remain closed to the public until further notice as the Company works to rebuild.

During the initial storm, two tigers briefly escaped their enclosures before being safely recaptured by park employees. Thanks to secondary fencing along the park’s perimeter, the animals never left the park property. The tigers will remain in a secure habitat while their original enclosure is restored, improved and enhanced. Park staff worked tirelessly throughout the day to ensure the health and safety of the park’s 400-500 animal population.

“The initial recovery efforts were challenging due to the sheer amount of trees affecting the walk-about section of the park and impacting our ability to access the underlying damage, exacerbated by severe thunderstorms, hail and flooding,” said Lisa Brady, Parks! America’s President and Chief Executive Officer. “Despite these extremely trying conditions, our team—alongside numerous local contractors—has worked tirelessly to clear the trees and debris and begin the rebuild in an effort to welcome visitors back to Wild Animal Safari®, Pine Mountain. We are so grateful for our team, local partners and the outpouring of support from our communities, near and far.”

The Drive-Thru Safari is one of Wild Animal Safari, Pine Mountain’s most popular features. The 3.5 mile route through the park gives guests the option to see wildlife from their vehicles, from safari rental vehicles or from a guided bus tour. The park, which celebrated its 30th anniversary last year, is planning to add four new exhibits in 2023 as part of a multi-year master plan.

About Parks! America, Inc.

Parks! America, Inc. (OTCPink: PRKA), through its wholly owned subsidiaries, owns and operates three regional theme parks - the Wild Animal Safari® theme park in Pine Mountain, Georgia, the Wild Animal Safari® theme park located in Strafford, Missouri, as well as the Wild Animal Safari, Aggieland® theme park, located near Bryan-College Station, Texas, which was acquired on April 27, 2020. Additional information is available on the Company’s website animalsafari.com.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information contained herein, this news release contains certain “forward-looking statements” within the meaning of U.S. securities laws. Such forward-looking statements involve risks and uncertainties, including, among other things, statements concerning: our business strategy; liquidity and capital expenditures; future sources of revenues and anticipated costs and expenses; and trends in industry activity generally. Such forward-looking statements include, among others, those statements including the words such as “may,” “will,” “should,” “expect,” “plan,” “could,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or similar language or by discussions of our outlook, plans, goals, strategy or intentions.

You are cautioned to not place undue reliance on these forward-looking statements; our actual results may differ significantly from those projected in the forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to vary materially from future results include but are not limited to: competition from other parks which we believe is increasing, factors related to the spread of COVID-19 and its variants, difficulty engaging seasonal and full-time workers, weather conditions during our primary tourist season, the price of animal feed and the price of gasoline. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, we cannot guarantee future results, levels of activity, performance or achievements.

We believe the expectations reflected in forward-looking statements are reasonable, however we can give no assurances that such expectations will be realized, and actual results could differ materially. We assume no obligation to update any of these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements, except as required by applicable law. A further description of these risks, uncertainties and other matters can be found in the Company’s annual report and other reports filed from time to time with the Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2022.

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For more information, contact:

Pati Blaine

pati@parksamerica.com

Andy Larsen, Boelter + Lincoln PR

414.840.0891

alarsen@boelterlincoln.com